Exhibit 3.26

BYLAWS

OF

JOMAJA, INC.

A DELAWARE CORPORATION

(Adopted on July 23, 2007)

3.8	Secretary	11
3.9	Treasurer	12
3.10	Delegation of Authority	12
3.11	Representation of Shares of Other Corporations	12

ARTICLE IV – INDEMNIFCATION		12

4.1	Directors and Officers	12
4.2	Payment Expenses	12
4.3	Other Indemnification and Payment of Expenses	13
4.4	Basis of Rights; Other Rights	13
4.5	Determination of Indemnification	13
4.6	Insurance	13
4.7	Powers of the Board	14
4.8	Subrogation	14
4.9	No Duplication of Payments	14
4.10	Amendment of Repeal	14
4.11	Definition of “Corporation”	14
4.12	Definition of “Authorized Representative”	15

ARTICLE V CAPITAL STOCK		15

5.1	Stock Certificate	15
5.2	Transfer of Stock	15
5.3	Lost, Stolen, Destroyed, or Mutilated Certificate	15
5.4	Regulations	15
5.5	Stockholders of Record	15
5.6	Restriction on Transfer	16

ARTICLE VI GENERAL PROVISIONS		16

6.1	Corporate Seal	16
6.2	Fiscal Year	16
6.3	Checks, Notes, Etc.	16
6.4	Contracts	16
6.5	Financial Reports	16
6.6	Notices	16
6.7	Effect of Bylaws	17
6.8	Amendments	17

ADDENDUM

Register of Amendments to the Bylaws

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BYLAWS

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ARTICLE I - MEETINGS OF STOCKHOLDERS.

1.1    Place of Meetings. Meetings of the stockholders shall be held at such place within or without the State of Delaware as shall be designated by the Board of Directors or the person or persons calling the meeting. The Board of Directors may in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, determine (i) that the meeting shall not be held at any place, but may instead be held solely by means of remote communication or (ii) that in addition to being held at the place specified in the notice of the meeting, the stockholders may participate in the meeting and be deemed present in person and vote by means of remote communication; provided that (a) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (b) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (c) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

1.2    Annual Meeting. The annual meeting of the stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held after the close of the Corporation’s fiscal year on such date and at such time as shall be designated by the Board of Directors.

1.3    Special Meetings. Special meetings of the stockholders may be called at any time by the Board of Directors or stockholders owning not less than a majority of the outstanding capital stock of the Corporation entitled to vote at such meeting by delivering a written request to the Secretary of the Corporation, which request shall set forth the purpose or purposes for which the special meeting is called. Upon receipt of any such request, it shall be the duty of the Secretary to fix the date and time of the meeting, to be held not more than 75 days following receipt of the request, and to give notice thereof. If the Secretary shall neglect to refuse to fix the date and time of the meeting, the person or persons calling the meeting may do so.

1.4    Notice of Meetings.

(a)    Except as otherwise provided by the General Corporation Law of the State of Delaware (the “DGCL”), a written notice stating the place, if any, date and hour of each meeting, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meetings and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by, or at the direction of, the Secretary or the person or persons authorized to call the meeting to each stockholder of record entitled to vote at such meeting, not less than 10 days nor more than 60 days before the date of the meeting, unless a greater period of time is required by the DGCL in a particular case, any such notice shall be given in accordance with Section 6.6 of these Bylaws. The Board of Directors may, at any time prior to the holding of a meeting of stockholders, postpone such meeting to such time and place as is specified in the notice of postponement of such meeting, which notice shall be given at least ten days before the date to which the meeting is postponed.

(b)    Any meeting of stockholders may be adjourned at any time by the person who shall be lawfully acting as chairman of the meeting, if such adjournment is deemed by the chairman of the meeting to be a reasonable course of action under the circumstances. An adjourned meeting may reconvene at the same or another place, and notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

1.5    Record Date.

(a)    In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, the Board of Directors may by resolution fix a record date, which record date shall not precede the date on which such resolution is adopted and shall not be more than 60 nor less than 10 days before the date of such meeting, or, in the case of corporate action in writing without a meeting, shall not be more than 10 days after the date on which the resolution is adopted. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, (A) when no prior action by the Board of Directors is required by the DGCL, shall be the first date on which a signed written consent setting forth the actions taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware by hand or by certified or registered mail, return receipt requested, or to its principal place of business to the attention of the Secretary of the Corporation, or (B) when prior action by the Board of Directors is required by the DGCL, shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)    In order to determine the stockholders entitled to receive payment of any dividend or other distribution or for any other lawful action, the Board of Directors may by resolution fix a record date, which record date shall not precede the date on which such resolution is adopted and shall not be more than 60 days prior to such action. If no record date is fixed, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

1.6    List of Stockholders. The Secretary shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder; provided, however, that the Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

1.7    Quorum; Vote Required for Action.

(a)    The presence in person or by proxy of the holders of a majority of the shares entitled to vote at a meeting shall constitute a quorum. Notwithstanding the previous sentence, where a separate vote by class or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter. The stockholders present at a duly organized meeting can continue to do business until adjourned, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present in person or by proxy shall have the power, except as otherwise provided by the DGCL, to adjourn the meeting to such time and place as they may determine.

(b)    Except as otherwise provided by the DGCL or the Certificate of Incorporation, at all meetings of the stockholders the voting shall be by voice vote, but upon the direction of the presiding officer or upon the demand of any stockholder, the vote upon any matter before a meeting of stockholders shall be by ballot.

(c)    Except as otherwise provided by the DGCL or by the Certificate of Incorporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors and, whenever any corporate action, other than the election of directors is to be taken, it shall be authorized by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote thereon.

(d)    Shares of the capital stock of the Corporation belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.

1.8    Organization. Every meeting of the stockholders shall be presided over by the Chairman of the Board, if any, or, if the Chairman of the Board is not present (or, if there is none), one of the following persons in the order stated: (a) the President; (b) a Vice President; (c) if the President or a Vice President is not present, such person who may have been chosen by the Board of Directors; or (d) if no individual named in clause (c) is present, a chairman to be chosen by the stockholders owning a majority of the shares of capital stock of the corporation issued and outstanding and entitled to vote at the meeting and who are present at in person or represented by proxy. The Secretary of the Corporation shall act as secretary of all meetings of stockholders. In the absence of the Secretary, the chairman of the meeting shall appoint a person to act as secretary of the meeting.

1.9    Voting.

(a)    Except as otherwise provided by the DGCL or the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of the capital stock of the Corporation registered in the name of such stockholder upon the books of the Corporation.

(b)    Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy. In the case of a proxy granted by execution of a writing, such execution may be accomplished by the stockholder or the authorized officer, director, employee or agent of the stockholder signing such writing or causing such stockholder’s signature to be affixed to such writing by any reasonable means, including by facsimile signature. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, a stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmissions was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

(c)    No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

1.10    Inspectors of Election. In advance of any meeting of stockholders the Board of Directors shall appoint one or more inspectors of election to act at the meeting and make a written report thereof. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person’s ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each; determine the shares represented at the meeting and the validity of proxies and ballots; count all votes and ballots; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by them; and certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls.

1.11    Action without a Meeting.

(a)    Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its principal place of business, or an officer or agent of the Corporation having custody of the minutes of proceedings of the stockholders of the Corporation. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its principal place of business, or an officer or agent of the Corporation having custody of the minutes of proceedings of the stockholders of the Corporation.

(b)    A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated, provided that any such telegram, cablegram or other electronic transmission set forth or is delivered with information from which the corporation can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall have been delivered to the Corporation by delivery to its principal place of business or to an officer or agent of the Corporation having custody of the minutes of the proceedings of the stockholders of the Corporation. Delivery made to a Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consent given by telegram, cablegram or other electronic transmission may be otherwise delivered to the principal place of business of the Corporation or to an officer of agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the Board of Directors. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

(c)    Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation.

ARTICLE II - DIRECTORS

2.1    Powers of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall exercise all powers that may be exercised or performed by the Corporation and that are not by statute, the Certificate of Incorporation or these Bylaws directed to be exercised or performed by the stockholders.

2.2    Number, Election and Term of Office. Subject to any contrary provision in the Certificate of Incorporation, the total number of authorized directors shall be fixed from time to time by a duly adopted resolution of the Board of Directors or of the stockholders. Directors need not be stockholders of the Corporation. The directors shall be elected by the stockholders at the annual meeting or any special meeting called for such purpose. Each director shall hold office until his or her successor shall be duly elected and qualified or until his or her earlier death, resignation or removal. A director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Unless otherwise specified in such notice, a resignation shall take effect upon delivery of such notice to the Corporation.

2.3    Removal. Any director or the entire Board of Directors may be removed, with or without cause, by stockholders owning a majority of the shares then entitled to vote at an election of directors, unless otherwise provided by the DGCL or the Certificate of Incorporation.

2.4    Vacancies. Subject to any contrary provision in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the total number of authorized directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so elected to fill any such vacancy or newly created directorship shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. If, at the time of filing any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the total number of authorized directors (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the voting stock at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

2.5    Regular Meetings of Directors. Regular meetings of the Board of Directors shall be held at such time and place, within or without the State of Delaware, as the Board of Directors from time to time by resolution shall determine. No notice shall be requested for any regular meeting of directors; provided that a copy of every resolution fixing or changing the time or place of regular meetings shall be given to each director a reasonable time prior to the first meeting held pursuant thereto. Any such notice shall be given in accordance with Section 6.6 of these Bylaws.

2.6    Special Meetings of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or two or more members of the Board of Directors then in office and may be held at any time, date or place, within or without the State of Delaware, as the person or persons calling the meeting shall determine. Notice of every special meeting of the Board of Directors shall be given to each director. Notice by personal delivery or electronic transmission shall be given at least 24 hours prior to such special meeting. Notice by courier or express delivery service shall be given at least 48 hours prior to such special meeting. Notice by United States mail shall be given at least five days prior to such special meeting. Every such notice shall state the time and place of the meeting. Neither the business to be transacted at, nor the purpose of, the meeting need be specified in the notice of meeting.

2.7    Quorum; Vote Required for Action.

(a)    At all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business; provided that, unless the total number of authorized directors is one, in no event shall a quorum be less than one-third (1/3) of the total number of authorized directors or less than two.

(b)    Except as otherwise provided by the DGCL or in the Certificate of Incorporation, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors,

2.8    Executive and Other Committees.

(a) The Board of Directors may, by resolution, establish an Executive Committee and one or more other committees, each committee to consist of one or more directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee and the alternate or alternates, if any, designated for such member, the member or members of the committee present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(b)    The Executive Committee, if established, and any such other committee to the extent provided in the resolution establishing such committee, shall have and may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any bylaw of the corporation. A committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee. The Executive Committee shall, without limitation, have the power and authority to declare dividends, to authorize the issuance of stock and to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL (provided that no vote of stockholders of the corporation is required for the effectuation of such merger). Other committees shall have such names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee so formed shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

(c)    The term “Board of Directors” or “Board,” when used in any provision of these Bylaws relating to the organization or procedures of or the manner of taking action by the Board of Directors, shall be construed to include and refer to the Executive Committee and any other committees of the Board.

2.9    Organization. Meetings of the Board of Directors shall be presided over: (a) by the Chairman of the Board if any; or (b) if the Chairman of the Board is not present (or, if there is none), by the President (if a director); or (c) in the absence or ineligibility of the President, by a chairman chosen at the meeting by a majority of those directors present. The Secretary of the Corporation shall act as secretary of all meetings of the Board of Directors. In the absence of the Secretary of the Corporation, the chairman of the meeting may appoint any person to act as secretary of the meeting.

2.10    Action without a Meeting, Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings and electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filings shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

2.11    Telephone Participation in Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

2.12    Execution of Documents and Instruments. Notwithstanding any subsequent provisions of these Bylaws, the Board shall have power from time to time by resolution to prescribe by what officers or agents, particular documents or instruments, or particular classes of documents or instruments, shall be signed, countersigned, endorsed or executed.

ARTICLE III - OFFICERS

3.1    Designations. The officers of the Corporation shall be chosen by the Board of Directors. The Board of Directors shall choose a President, a Secretary and a Treasurer, and may choose a Chairman of the Board, one or more Vice Presidents and such other officers as it shall deem necessary or appropriate and elected in accordance with the provisions of Section 3.3, All officers of the Corporation shall exercise such powers and perform such duties as shall from time to time be determined by the Board of Directors. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

3.2    Term of Office; Removal. Each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation or removal. Any officer may be removed, with or without cause, at any time by the Board of Directors. Such removal shall not prejudice the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the Corporation may be filled for the unexpired portion of the term by the Board of Directors.

3.3    Additional Officers. The Board of Directors may from time to time elect such other officers as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these Bylaws, or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

3.4    Compensation. The salaries of all officers of the Corporation shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that such person is also a director of the Corporation.

3.5    Chairman of the Board. The Chairman of the Board, if one has been elected, shall perform functions and duties as may be assigned to him or her from time to time by the Board of Directors. The Chairman of the Board shall, if present, preside at all meetings of stockholders and of the Board of Directors.

3.6    President. The President shall be the Chief Executive Officer of the Corporation unless the Board of Directors otherwise provides. The President shall, unless the Board of Directors provides otherwise in a specific instance or generally, preside at all meetings of the stockholders and the Board of Directors, have general and active management of the business of the Corporation and see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

3.7    Vice President. The Vice President, if any (or in the event that there be more than one, the Vice Presidents in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of, or in the event of the disability of, the President, perform the duties and exercise the powers of the President and shall generally assist the President and perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

3.8    Secretary. The Secretary shall have such powers and perform such duties as are incident to the office of Secretary. The Secretary shall maintain a stock ledger and prepare lists of stockholders and their addresses as required and shall be the custodian of corporate records. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for the Executive Committee or other committees, if required. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or the President, under whose supervision the Secretary shall act. The Secretary shall have custody of the seal of the Corporation, and the Secretary shall have authority to affix the same to any instrument requiring it; and, when so affixed, the seal may be attested by the Secretary’s signature. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by such officer’s signature. The Secretary by virtue of his office shall be an Assistant Treasurer. In the absence or disability of the Secretary, an Assistant Secretary shall perform the duties and functions of the Secretary.

3.9     Treasurer, The Treasurer shall be the Chief Financial Officer of the Corporation and shall perform such duties and shall have such powers as may be assigned to him or her by the Board of Directors or the Chief Executive Officer. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of Treasurer. The Treasurer shall have the custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may from time to time be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the President and the Board of Directors, at regular meetings of the Board, or whenever they may require it, an account of all transactions and of the financial condition of the Corporation. The Treasurer by virtue of his office shall be an Assistant Secretary. In the absence or disability of the Treasurer, an Assistant Treasurer shall perform the duties and functions of the Treasurer.

3.10    Delegation of Authority. Notwithstanding any provision hereof, the Board of Directors may, from time to time, delegate the powers or duties of any officer to any other officers or agents.

3.11    Representation of Shares of Other Corporations, Any officer of the Corporation, and any other person authorized by the Board of Directors, may vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares and/or other interests of any corporation, partnership, limited liability company other entity held by the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

ARTICLE IV - INDEMNIFICATION

4.1    Directors and Officers. The Corporation shall indemnify, to the fullest extent now or hereafter permitted by law, each director and officer (including each former director and officer) of the Corporation who was or is made a party to or witness in or is threatened to be made a party to or a witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was an Authorized Representative (as defined in Section 4.9 hereof) of the Corporation, against any and all expenses (including attorneys’ fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.

4.2    Payment of Expenses. The Corporation shall pay expenses incurred by a director or officer of the Corporation referred to in Section 4.1 hereof in defending or appearing as a witness in any civil or criminal action, suit or proceeding described in Section 4.1 hereof in advance of the final disposition of such action, suit or proceeding; provided, however, that such expenses shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding only upon receipt of an undertaking by or on behalf of such director or officer to repay all such amounts paid in advance if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation because he or she has not met the standard or conduct set forth in the first sentence of Section 4.5 hereof.

4.3    Other Indemnifications and Payment of Expenses. This Article IV shall not limit the right of the Corporation, to the extent and in the manner permitted by the DGCL, to indemnity any other employee or agent of the Corporation against any and all expenses incurred by such employee or agent by reason of the fact that he or she is or was an Authorized Representative and to pay expenses in advance of the final disposition of any action, suit or proceeding. Any such indemnification and payment of expenses shall be on such terms and conditions as the Board of Directors may determine from time to time.

4.4    Basis of Rights; Other Rights. Each director and officer of the Corporation shall be deemed to act in such capacity in reliance upon such rights of indemnification and advancement of expenses as are provided in this Article. The rights of indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors, statute or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has cause to be an Authorized Representative of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

4.5    Determination of Indemnification. Any indemnification under this Article shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Authorized Representative is proper in the circumstances because such person has acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made with respect to an Authorized Representative who is a director or officer at the time of such determination (a) by a majority vote of the directors who are not parties to such action, suit or proceeding even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

4.6    Insurance, The Corporation may purchase and maintain insurance on behalf of each director and officer against any liability asserted against or incurred by such director or officer in any capacity, or arising out of such director’s or officer’s status as such, whether or not the Corporation would have the power to indemnify such director or officer against such liability under the provisions of this Article. The Corporation shall not be required to maintain such insurance if it is not available on terms satisfactory to the Board of Directors or if, in the business judgment of the Board of Directors, either (a) the premium cost for such insurance is substantially disproportionate to the amount of coverage, or (b) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance. The Corporation may purchase and maintain insurance on behalf of any person referred to in Section 4.3 hereof against any liability asserted against or incurred by such person in any capacity, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.

4.7    Powers of the Board. The Board of Directors, without approval of the stockholders, shall have the power to borrow money on behalf of the Corporation, including the power to pledge the assets of the Corporation, from time to time to discharge the Corporation’s obligations with respect to indemnification, the advancement and reimbursement of expenses and the purchase and maintenance of insurance referred to in this Article IV.

4.8    Subrogation. In the event of payment of indemnification to a person described in Section 4.1 or Section 4.3, the Corporation shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation effectively to enforce such recovery.

4.9    No Duplications of Payments. The Corporation’s obligation, if any, to indemnify or to advance expenses to any director, officer, employee or other agent pursuant to this Article IV shall be reduced by any amount such director, officer, employee or other agent may collect as indemnification or advancement of expenses under any insurance policy, agreement or otherwise.

4.10    Amendment or Repeal, Any repeal or modification of this Article IV shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

4.11    Definition of “Corporation”. For purposes of this Article, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Authorized Representatives so that any person who is or was an Authorized Representative of such constituent corporation shall stand in the same position under this Article with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

4.12    Definition of “Authorized Representative”. For the purposes of this Article, the term “Authorized Representative” shall mean a director, officer, employee or agent of the Corporation or of any subsidiary of the Corporation, or a trustee, custodian, administrator, committeeman or fiduciary of any employee benefit plan established and maintained by the Corporation or by any subsidiary of the Corporation, or a person serving another corporation, partnership, joint venture, trust or other enterprise in any of the foregoing capacities at the request of the Corporation.

ARTICLE V - CAPITAL STOCK

5.1    Stock Certificates. Certificates for shares of the capital stock of the Corporation shall be in the form adopted by the Board of Directors, shall be signed by the President or Chairman of the Board and by the Secretary or Treasurer, and may be sealed with the seal of the Corporation. All such certificates shall be numbered consecutively, and the name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

5.2    Transfer of Stock. Shares of capital stock of the Corporation shall be transferred only on the books of the Corporation, by the holder of record in person or by the holder’s duly authorized representative, upon surrender to the Corporation of the certificate for such shares duly endorsed for transfer, together with such other documents (if any) as may be required to effect such transfer.

5.3    Lost, Stolen, Destroyed, or Mutilated Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, destroyed or mutilated. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, destroyed or mutilated certificate or certificates, or his or her legal representative, to give reasonable evidence of such loss, theft or destruction, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, destroyed or mutilated or the issuance of such new certificate.

5.4    Regulations. The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent with these Bylaws as it may deem expedient concerning the issuance, transfer, and registration of shares of capital stock of the Corporation.

5.5    Stockholders of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder and owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or right, title, or interest in, such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

5.6    Restriction on Transfer. A restriction on the hypothecation, transfer or registration of transfer of shares of the Corporation may be imposed either by these Bylaws or by an agreement among any number of stockholders or such holders and the Corporation. No restriction so imposed shall be binding with respect to those securities issued prior to the adoption of the restriction unless the holders of such securities are parties to an agreement or voted in favor of the restriction.

ARTICLE VI - GENERAL PROVISIONS

6.1    Corporate Seal. The Board of Directors may, by resolution, adopt a corporate seal in such form as the Board of Directors shall from time to time determine.

6.2    Fiscal Year. The fiscal year of the Corporation shall be as designated by resolution of the Board of Directors from time to time.

6.3    Checks, Notes, Etc. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors or the President, acting pursuant to authority delegated by the Board of Directors, may approve. All checks, drafts, bills of exchange, acceptances, notes or other obligations or orders for the payment of money shall be signed and, if so required by the Board of Directors, countersigned by such officers of the Corporation and other persons as the Board of Directors from time to time shall designate. When authorized to do so by the Board of Directors, the President or such other officers as may be designated by the Board of Directors may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same. Such authority may be general or confined to specific instances.

6.4    Contracts. The Board of Directors may authorize any officer or officers or any agent or agents to enter into any contract or to execute or deliver any instrument on behalf of the Corporation. Such authority may be general or confined to specific instances.

6.5    Financial Reports. Financial statements or reports shall not be required to be sent to the stockholders of the Corporation, but may be so sent in the discretion of the Board of Directors, in which event the scope of such statements or reports shall be within the discretion of the Board of Directors, and such statements or reports shall not be required to have been examined by or to be accompanied by an opinion of an accountant or firm of accountants.

6.6    Notices.

(a)    Whenever, under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, notice is required to be given to any stockholder, it shall mean (i) notice in writing delivered personally or mailed (whether by United States mail, courier or other form of express delivery service) to the stockholder at his address as it appears on the books of the Corporation, or (ii) if consented to by the stockholder, notice by a form of communication not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process (any such method, an “electronic transmission”).

(b)    Whenever, under the provisions of the DGCL or the Certificate of Incorporation or these Bylaws, notice is required to be given to any director, it shall mean (i) notice in writing delivered personally or mailed (whether by United States mail, courier or other form of express delivery service) to the director at his address as it appears on the books of the Corporation or (ii) if consented to by the director, notice by electronic transmission.

(c)    If the notice is sent by mail, it shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder or director at such stockholder’s or director’s address as it appears on the books of the Corporation. If the notice is sent by courier or other form of express delivery service, it shall be deemed to be given when accepted by the courier or other express delivery service, directed to the stockholder or director at such stockholder’s or director’s address as it appears on the books of the Corporation. If notice is given by facsimile telecommunication, it shall be deemed to be given when directed to a number at which the stockholder or director has consented to receive notice. If notice is given by electronic mail, it shall be deemed given when directed to an electronic mail address at which the stockholder or director has consented to receive notice. If notice is given by a posting on an electronic network together with separate notice to the stockholder or director of such specific posting, it shall be deemed to be given upon the later of such posting and the giving of such separate notice. If notice is given by another form of electronic transmission, it shall be deemed given when directed to the stockholder or director. Any consent to notice by electronic transmission shall be revocable by the stockholder or director by written notice to the Corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(d)    Whenever any notice is required to be given by the DGCL, by the Certificate of Incorporation or by these Bylaws to any person or persons, a waiver thereof in writing, signed by the person or persons entitled to said notice or a waiver by electronic transmission by the person entitled to said waiver, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

6.7    Effect of Bylaws. No provision in these Bylaws shall vest any property right in any stockholder.

6.8    Amendments. Subject to any contrary provision in the Certificate of Incorporation, the authority to adopt, amend or repeal Bylaws of the Corporation is expressly conferred upon the Board of Directors, which may take such action by resolution at any regular or special meeting thereof, subject always to the power of the stockholders to adopt, amend or repeal Bylaws.

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